UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2015

CYTORI THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34375	33-0827593
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3020 Callan Road San Diego, California		92121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 458-0900

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously disclosed, on May 5, 2015, Cytori Therapeutics, Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement with certain institutional investors (the “Purchase Agreement”) pursuant to which the Company agreed to sell up to $25,000,000 of units in two closings, with each unit (the “Units”) consisting of one share of its common stock (the “Shares”) and one warrant to purchase one share of its common stock (the “Warrants”), in a registered direct offering (the “Offering”). The initial closing for the sale Units having an aggregate offering price of approximately $19.4 million occurred on May 8, 2015. The second closing (the “Second Closing”) for additional Units having an aggregate offering price of approximately $5.6 million was subject to the Company’s receipt of stockholder approval, which occurred on August 13, 2015.

Pursuant to the terms of the Purchase Agreement, the Company anticipates the Second Closing will occur on August 27, 2015, subject to the satisfaction or waiver of certain closing conditions. At the Second Closing, the Company will issue up to 14,999,993 Units at a purchase price of $0.3263 per Unit. Each Warrant will have an initial exercise price of $0.401 per share, will be immediately exercisable and will expire five years from the date of issuance. The Shares and the Warrants are immediately separable and will be issued separately. If all 14,999,993 Units are purchased at the Second Closing, the Company expects to raise up to $4.4 million, net of the placement agency fee and other estimated offering expenses. In order to complete the Second Closing, the Company must receive the waiver of certain conditions to closing insofar as they relate to the Company’s previously publicly disclosed receipt of a letter from NASDAQ indicating that the Company does not currently meet NASDAQ’s minimum bid price requirement and to the Company’s current market capitalization and public float being under $100 million. There is no guarantee that the Company will receive such waiver from all of the investors on a timely basis and as such, there is no assurance that the Company will complete the sale of all of the 14,999,993 offered Units at the Second Closing.

Mizuho Securities USA Inc., Roth Capital Partners, LLC, Maxim Group, LLC and WBB Securities, LLC (collectively, the “Placement Agents”) acted as the Company’s placement agents for the Offering pursuant to a placement agency agreement entered into with the Company on May 5, 2015 (the “Placement Agency Agreement”). Under the Placement Agency Agreement, the Company agreed to pay the Placement Agents an aggregate fee equal to 7% of the gross proceeds of the Offering. The Placement Agency Agreement contains customary representations, warranties, and indemnification by the Company.

The Offering was made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-195846), which was declared effective by the Securities and Exchange Commission on May 22, 2014. The Company, pursuant to Rule 424(b) under the Securities Act of 1933, as amended, will file with the Securities and Exchange Commission a prospectus supplement relating to the Offering. The legal opinion, including the related consent, of DLA Piper LLP (US) is filed as Exhibit 5.1 to this Current Report.

The foregoing is only a summary of the material terms of the Purchase Agreement, the Warrants and the Placement Agency Agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder. The foregoing description is qualified in its entirety by reference to the Purchase Agreement, the forms of Warrants and the Placement Agency Agreement, which are filed as Exhibits 10.1, 4.1, 4.2, 4.3 and 10.2, respectively, to the Company’s Current Report on Form 8-K filed May 5, 2015, and incorporated herein by reference.

This Current Report contains forward-looking statements that involve risk and uncertainties, such as statements related to the anticipated Second Closing and the amount of net proceeds expected from the Second Closing. The risks and uncertainties involved include the investors decision to waive certain condition to closing on a timely basis or at all, as well as other risks detailed from time to time in the Company’s Securities and Exchange Commission filings

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Initial Warrant to Purchase Common Stock (incorporated by reference to the Company’s Current Report on Form 8-K filed on May 5, 2015)

4.2	Form of Additional Warrant to Purchase Common Stock (incorporated by reference to the Company’s Current Report on Form 8-K filed on May 5, 2015)

4.3	Form of Pre-Funded Warrant to Purchase Common (incorporated by reference to the Company’s Current Report on Form 8-K filed on May 5, 2015)

5.1	Opinion of DLA Piper LLP (US)

10.1	Securities Purchase Agreement, dated May 5, 2015, by and among Cytori Therapeutics, Inc. and the investors named therein (incorporated by reference to the Company’s Current Report on Form 8-K filed on May 5, 2015)

10.2	Placement Agency Agreement, dated May 5, 2015, by and between Cytori Therapeutics, Inc. and Mizuho Securities USA Inc. (incorporated by reference to the Company’s Current Report on Form 8-K filed on May 5, 2015)

23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTORI THERAPEUTICS, INC.

August 27, 2015	By:	/s/ Jeremy Hayden
Name: Jeremy Hayden
Title: General Counsel and VP of Business Development

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Initial Warrant to Purchase Common Stock (incorporated by reference to the Company’s Current Report on Form 8-K filed on May 5, 2015)

4.2	Form of Additional Warrant to Purchase Common Stock (incorporated by reference to the Company’s Current Report on Form 8-K filed on May 5, 2015)

4.3	Form of Pre-Funded Warrant to Purchase Common (incorporated by reference to the Company’s Current Report on Form 8-K filed on May 5, 2015)

5.1	Opinion of DLA Piper LLP (US)

10.1	Securities Purchase Agreement, dated May 5, 2015, by and among Cytori Therapeutics, Inc. and the investors named therein (incorporated by reference to the Company’s Current Report on Form 8-K filed on May 5, 2015)

10.2	Placement Agency Agreement, dated May 5, 2015, by and between Cytori Therapeutics, Inc. and Mizuho Securities USA Inc. (incorporated by reference to the Company’s Current Report on Form 8-K filed on May 5, 2015)

23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)